Exhibit 4.16

Translation

SUPPLEMENTARY AGREEMENT (21) TO POLYSILICON SUPPLY CONTRACT

Party A’s Contract No.: TCZ-A1130-0803-CGC-120-2014-W0

Party B’s Contract No.: SSC000119

This Agreement is entered into by and between the following parties in Changzhou, China on January 28, 2014:

Buyer: Changzhou Trina Solar Energy Co., Ltd. (“Party A”)

Address: No.2 Tianhe Road, Trina PV Industrial Park, Xinbei District, Changzhou, Jiangsu

Seller: Changzhou GCL Photovoltaic Technology Co., Ltd. (“Party B”)

Address: No.1 Xinsi Road, Xinbei District, Changzhou

Jiangsu GCL Silicon Material Technology Development Co., Ltd. (“Party C”)

Address: No.88 Yangshan Road, Xuzhou Economic Development Zone, Jiangsu

Taicang GCL Photovoltaic Technology Co., Ltd.(“Party D”)

Address: North Side of Yingang Road, Port Development Zone, Taicang, Jiangsu

Suzhou GCL Photovoltaic Technology Co., Ltd. (“Party E”)

Address: No. 68 Kunlunshan Road, New & Hi-tech Industrial Development Zone, Suzhou

Yangzhou GCL Photovoltaic Technology Co., Ltd. (“Party F”)

Address: Wing Building, Development Mansion, No. 108 Weiyang Road, Yangzhou

Whereas, the Seller and the Buyer signed a Polysilicon Supply Contract regarding the purchase of silicon and silicon wafers and reached a number of supplementary agreements thereafter (see Appendix I for details, the foregoing contract and agreements hereinafter collectively referred to as the “Original Contract”), and the parties wish to seek further and full-spectrum cooperation in terms of joint development of solar energy business. The parties hereby enter into the following supplementary agreement (this “Agreement”) regarding such matters as the prices, quantities, offset of advance payment, etc. of the silicon wafers to be purchased for mutual compliance:

1                                         Arrangements for Purchase of Silicon Wafers in 2014

1.1                               Arrangements for the Purchase Quantities

1.1.1                     The annual quantity of silicon wafers to be purchased by the Buyer from the Seller in 2014 shall be 1,200MW (i.e. 300 million pieces).

Based on the annual purchase quantity, the parties have reached the following agreement on the revision of monthly purchase quantities (the “Annual Purchase Schedule”) through equal and voluntary consultation:

Year 2014	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Total
Quantity of silicon wafers (10k pieces)	2500	2000	2000	2000	2500	2500	2500	2500	2500	3000	3000	3000	30,000

Note to the purchase quantities: The above quantities are the total amounts to be purchased by the Buyer from the Seller. If the monthly or annual purchase quantities purchased by the Buyer in aggregate meet the amounts specified in this Clause 1.1.1, the Buyer shall be deemed to have complied with the agreement hereunder; and if the quantities of the silicon wafer supplies by the Seller in aggregate meet the amounts specified in this Clause 1.1.1, the Seller shall be deemed to have complied with the agreement hereunder.

1.1.2                     The Buyer shall, based on the Annual Purchase Schedule, provide the Seller with a written purchase plan for the following month before the 24th day of each month (inclusive, and in case such day falls on a national holiday or weekend, such day can be postponed to the first working day thereafter), following the principal that the monthly purchase quantity shall be proportionately apportioned to each week. The Buyer agrees that, in absence of any clarification of weekly purchase quantity in the monthly purchase plan, the Seller can make the weekly delivery in a quantity evenly apportioned from the monthly purchase quantity. For avoidance of any dispute, the parties agree that, if the Buyer fails to provide the Seller with the purchase plan as provided or agreed in this clause before the 24th day of each month, the Seller will be entitled to:

1)             deliver the goods in such monthly purchase quantity as set out in Clause 1.1.1, and the Buyer shall not reject such delivery;

2)             suspend any delivery of goods to the Buyer if the Buyer still fails to provide the purchase plan before the last five days of the following month (regardless whether or not such day is a working day), and the Buyer will be deemed to reject the delivery of goods in such quantity to be purchased for this month as set out in Clause 1.1.1 (i.e. the Buyer is deemed to reject to take the delivery of goods).

1.2                               Adjustment Mechanism of Purchase Quantity

1.2.1                     Special notes: In case of any material change in market conditions or in the Buyer’s demands, or in case of the Seller’s adjustment of production, the parties may agree as follows through consultation:

1)             the monthly purchase quantities set out in the Annual Purchase Schedule can be adjusted, provided that the amount increased or decreased through such adjustment shall not exceed 15% of the original amount. If a monthly purchase quantity set out in the Annual Purchase Schedule has been adjusted to 85% of the original amount, then such quantity will be referred as “Minimum Monthly Purchase Quantity”. Any difference between the actual monthly purchase quantity and the Minimum Monthly Purchase Quantity shall be deemed as the quantity of goods that the Buyer rejects to take the delivery.

2)             the annual purchase quantity for 2014 can be adjusted, provided that the amount increased or decreased through such adjustment shall not exceed 15% of the original amount. If the Buyer achieves an early completion of the annual purchase quantity as set out in Clause 1.1.1 in 2014, then the minimum monthly purchase quantity provided in this clause shall not be binding upon the Buyer for the remaining months of 2014.

1.3                               Arrangements for Offset of Advance Payment

1.3.1                     Prior to the date of this Agreement, i.e. by December 31, 2013, pursuant to the Original Contract signed by the Buyer and the Seller, the balance of the advance payment for silicon wafers made by the Buyer to the Seller that is yet to be offset is RMB [****]† (RMB [****]†). Starting from January 2014, a monthly amount of RMB [****]† (RMB [****]†) shall be offset against the purchase prices payable for the monthly purchase quantity of the current month until the advance payment is offset to zero.

1.3.2                     The monthly offset from the advance payment shall be conditional upon the Buyer’s completion of the purchase of 18 million pieces of silicon wafers ( the “Threshold Purchase Quantity for Offsetting from the Advancement Payment”) and payment of the price for such order within the agreed timeframe (Note: for the purpose of monthly offset from the advance payment, the parties confirm that ‘the payment of the price” as mentioned in the last sentence shall refer that the Buyer completes the payment equaling “the purchase price for the current month minus the amount to be offset from the advance payment for the current month” within the agreed timeframe).

†                                         This portion of the Supplementary Agreement (21) to Polysilicon Supply Contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 24b-2 under the Exchange Act of 1934.

1.3.3                     If the purchase quantity of any month is lower than 18 million pieces, or if the purchase price for the monthly order is not paid in full, then no offset can be made from the advance payment for such month. Notwithstanding the foregoing provisions, in case that the aggregate quantity purchased by the Buyer as of a certain month in 2014 reaches the Threshold Purchase Quantity for Offsetting from the Advancement Payment accumulated as of such month due to the increase of purchase quantity in any previous month in 2014, then the Buyer shall be deemed to have satisfied the conditions for offsetting from the advance payment for the time period as of such month and shall be entitled to offset the purchase prices as of such month in full from the advance payment. If the Buyer has met the requirements on purchase quantities as set out in Clause 1.1.1 and Clause 1.2.1 by the end of 2014, then the total amount to be offset from the advance payment in 2014 under such circumstance shall be RMB [****]† (RMB [****]†).

To further specify the provisions of this clause, an example is set out as below:

If the Buyer only purchases 10 million pieces in January 2014, then the Buyer will not be allowed to offset the purchase price from the advance payment; but if the Buyer purchases 26 million pieces in February 2014, making the aggregate purchase amount for January and February reach 36 million pieces and satisfying the Threshold Purchase Quantity for Offsetting from the Advancement Payment for two months, then the Buyer will be entitled to offset the purchase prices for January and February from the advance payment in February, and so on.

1.4                               Price Negotiation Mechanism

1.4.1                     The prices of silicon wafers: The parties shall negotiate the monthly purchase price on a monthly basis, provided that the Seller undertakes to offer the most favorable prices of the current month for the similar products. If the parties fail to reach an agreement on the purchase price for the following month by the 5th day of the each month, the Seller shall conduct the transaction at the same most favorable price as offered by the Seller for the similar product to the top five customers by purchase quantity (if the prices for such five customers are different, then the lowest price of them shall be adopted on the same terms and conditions, or the average price of such different prices shall be adopted). If the Buyer has any objection to the aforementioned prices, the parties may jointly select a third party with audit qualifications in the PRC to audit and determine such prices, whose conclusion shall be binding upon the parties. Such audit agency shall keep the information submitted by the Seller confidential. If there are more transactions of other types of silicon wafers between the parties, the same pricing method as provided herein shall apply.

1.4.2                     In event of any failure to reach agreement on the purchase price within the prescribed timeframe, the Seller shall first conduct the transaction with the Buyer at the price as determined in accordance with the price negotiation mechanism set out in Clause 1.4.1 hereunder, unless the Seller decides to suspend the supply of goods. If the Seller and the Buyer agree to have the purchase price audited as set out in Clause 1.4.1, such audit shall not affect the purchase, delivery and payment of prices between the Seller and the Buyer. If the purchase price has been paid during the audit period, the Buyer shall first follow the price determined by the price negotiation mechanism and make the payment to the Seller and the Seller shall refund the Buyer any overpaid purchase price in case that the audited price is lower than such price determined by the price negotiation mechanism..

1.4.3                     Unless otherwise agreed by the parties, the parties agree that the price negotiation mechanism shall take effect as from the date of this Agreement to December 31, 2014.

1.5                               Arrangements for Payment

The time and way of payment for the payable purchase price as described above shall be separately negotiated by the parties and agreed in written form. If the parties have not specified the time of payment, then such payment shall be made no later than 30 days following the delivery of goods. The payment shall only be made by wire transfer, a bank acceptance bill, or a 120-day letter of credit.

†                                         This portion of the Supplementary Agreement (21) to Polysilicon Supply Contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 24b-2 under the Exchange Act of 1934.

1.6                               The Seller will try its best to purchase the Buyer’s modules in order to improve the demand for silicon wafers, and accordingly the Buyer will sell its modules to the Seller at a market competitive price.

2                                         Liability for Breach of Contract

2.1                               Buyer’s Liability

2.1.1                     Liability for overdue payment: If the Buyer does not make the payment when due and still fails to make the payment in full within 30 days after the agreed payment term, the Buyer shall be liable for liquidated damages in a daily amount of 0.1% of the overdue payment amount. Such liquidated damages shall be calculated from the date on which the payment becomes overdue to the date on which such overdue payment is made in full. If the Buyer’s payment is overdue for more than 30 days, (1) the Seller is entitled to terminate this Agreement unilaterally in whole or in part; (2) the Seller shall require the Buyer to assume liabilities pursuant to the Original Contract; and (3) in addition to the aforesaid liquidated damages for the daily overdue payment (calculated from the termination date of this Agreement), the Buyer shall pay off the outstanding amount and be liable for the liquidated damages in an amount of 10% of the total overdue payment.

2.1.2                     Liability for rejection of goods: If the Buyer fails to take the delivery of goods after the Seller delivers the purchased goods as agreed in this Agreement (which shall be deemed as rejection of goods), relevant risks associated with such goods shall be transferred to the Buyer. If the Buyer fails to pay off the payment for the relevant goods and take the delivery of such goods from the Seller’s warehouse (if the Seller has delivered the goods) within 3 working days after the rejection of goods, the Buyer shall be liable for the overdue payment as required by Clause 2.1.1, and pay for the relevant warehouse and labor management costs. In addition, the Seller shall also be entitled to take hold of the goods rejected by the Buyer or temporarily store the goods in the Seller’s warehouse. In addition to the liabilities for overdue payment and warehouse and labor management costs, all the losses suffered by the Seller as a result of such taking hold or temporary storing shall be indemnified by the Buyer.

2.1.3                     If the way of delivery is adjusted to fetching goods by the Buyer itself, the liabilities of the Buyer for rejection to fetch goods shall be subject to Clause 2.1.2.

2.1.4                     If the Buyer breaches any agreement in connection with the payment and such breach last for more than 60 days, then the Seller shall be entitled to deduct the corresponding liquidated damages from the advance payment and require the Buyer to pay an amount of such deduction so that the advance payment is topped up, failing which it shall be deemed as an overdue payment by the Buyer.

2.2                               Seller’s Liability

2.2.1                     If the Seller fails to perform its obligation of delivering goods as scheduled and still fails to make the delivery within 30 days after the date on which delivery falls due, the Seller shall be liable for delayed delivery to the Buyer with an amount of 0.1% of the payment for such delayed goods for each day overdue. Such liquidated damages shall be calculated from the date on which delivery becomes overdue to the date on which goods are completely delivered. If the Seller’s delivery is overdue for more than 30 days, (1) the Buyer is entitled to terminate this Agreement unilaterally; (2) the Buyer shall require the Seller to assume liabilities pursuant to the Original Contract; and (3) in addition to the aforesaid liquidated damages for the daily overdue delivery (calculated from the termination date of this Agreement), the Seller shall refund the purchase price for such delivery and be liable for the liquidated damages in an amount of 10% of the total payment.

2.2.2                     If the goods delivered by the Seller fail to meet the requirements as provided in this Agreement and the Original Contract, the Buyer shall be entitled to require the Seller to replace the goods with such goods consistent with the specifications as agreed in this Agreement, and the transportation fee and other costs incurred thereby shall be assumed by the Seller. If such replacing products still fail to meet the requirements hereunder, the Buyer shall be entitled to return the goods and the Seller shall be liable for any expense in connection with such return.

3                                         Miscellaneous

3.1                               If there are any discrepancies or conflicts between the Original Contract and this Agreement, this Agreement shall prevail. Any matters not covered by this Agreement shall be subject to the Original Contract.

3.2                               Any dispute arising out of the Original Contract and this Agreement shall be resolved by both parties through friendly consultation; if no resolution can be reached through consultation, both parties agree to refer such dispute to China International Economic and Trade Arbitration Commission in Beijing.

3.3                               This Agreement shall take effect after being sealed by both parties. This Agreement shall be executed in eight original copies, of which the Buyer shall keep two copies and the Seller shall keep six copies. Each copy shall have the same legal effect.

(No Text Below)

Buyer:   Changzhou Trina Solar Energy Co., Ltd. (Party A’s Seal)

Legal Representative or Authorized Representative (Signature):

[Company Seal is Affixed]

Seller:    Changzhou GCL Photovoltaic Technology Co., Ltd. (Party B’s Seal)

Legal Representative or Authorized Representative (Signature):

[Company Seal is Affixed]

Jiangsu GCL Silicon Material Technology Development Co., Ltd.  (Party C’s Seal)

Legal Representative or Authorized Representative (Signature):

[Company Seal is Affixed]

Taicang GCL Photovoltaic Technology Co., Ltd. (Party D’s Seal)

Legal Representative or Authorized Representative (Signature):

[Company Seal is Affixed]

Suzhou GCL Photovoltaic Technology Co., Ltd. (Party E’s Seal)

Legal Representative or Authorized Representative (Signature):

[Company Seal is Affixed]

Yangzhou GCL Photovoltaic Technology Co., Ltd. (Party F’s Seal)

Legal Representative or Authorized Representative (Signature):

[Company Seal is Affixed]

Appendix I

List of Polysilicon Supply Agreement and the Supplementary Agreements and Memorandums

No.	Date of Execution	Contract Title	Party A’s Contract No.
1	Mar 29, 2008	Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-0

2	Aug 19, 2008	Supplementary Agreement (1) to Polysilicon Original Contract and Supplementary Agreements	TCZ-A1130-0803-CGC-120-0

3	Aug 2008	Supplementary Amendment to Supplementary Agreement (1) to Polysilicon Original Contract and Supplementary Agreements

4	Dec 8, 2008	Memorandum

5	Jan 21, 2009	Memorandum

6	Apr 1, 2009	Contract Performance Memorandum

7	May 4, 2009	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-C

8	Jul 20, 2009	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-D

9	Jul 25, 2009	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-E

10	Jul 31, 2009	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-F

11	Aug 24, 2009	Supplementary Agreement (2) to Polysilicon Original Contract and Supplementary Agreements	TCZ-A1130-0803-CGC-120-0

12	Oct 26, 2009	Supplementary Agreement (3) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-G

13	Nov 20, 2009	Contract Performance Memorandum 09-12	TCZ-A1130-0803-CGC-120-H

14	Dec 15, 2009	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-J

15	Jan 12, 2010	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-K

16	Feb 23, 2010	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-L

17	Mar 29, 2010	Supplementary Agreement (4) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-0

18	Apr 2010	Memorandum (1) to Supplementary Agreement (4) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-0

19	Apr 2, 2010	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-M

20	Apr 26, 2010	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-N

21	May 14, 2010	Memorandum (2) to Supplementary Agreement (4) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2

22	Jul 7, 2010	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-O

23	Jul 29, 2010	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-P

24	Jul 30, 2010	Memorandum (3) to Supplementary Agreement (4) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-3

25	Aug 24, 2010	Memorandum (4) to Supplementary Agreement (4) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-4

26	Aug 30, 2010	Contract Performance Memorandum	TCZ-A1130-0803-CGC-120-Q

27	Sep 29, 2010	Supplementary Agreement (5) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-5

28	Oct 16, 2010	Supplementary Agreement (6) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-R

29	Oct 30, 2010	Supplementary Agreement (7) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-S

30	Dec 30, 2010	Supplementary Agreement (8) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-6

31	Dec 3, 2010	Supplementary Agreement (9) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-T

32	Jan 11, 2011	Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-7

33	Dec 28, 2010	Supplementary Agreement (11) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-U

34	Jan 26, 2011	Supplementary Agreement (12) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2011-1

35	Apr 2, 2011	Supplementary Agreement (13) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2011-2

36	Apr 28, 2011	May 2011 Memorandum to Supplementary Agreement (4) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2011-3

37	Jun 7, 2011	Memorandum (1) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-8

38	Jun 21, 2011	Memorandum (2) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-9

39	Jun 21, 2011	Memorandum (3) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-10

40	Jun 24, 2011	June 2011 Memorandum to Supplementary Agreement (4) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2011-4

41	Jul 25, 2011	Memorandum (4) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-11

42	Oct 14, 2011	Memorandum (5) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-13

43	Oct 18, 2011	October 2011 Memorandum to Supplementary Agreement (4) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2011-5

44	Oct 31, 2011	Memorandum (6) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-14

45	Nov 8, 2011	Memorandum (7) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-15

46	Nov 14, 2011	Memorandum (8) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-16

47	Dec 25, 2011	Memorandum (9) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-17

48	Dec 25, 2011	Memorandum (10) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-18

49	Jan 5, 2012	Memorandum (11) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-19

50	Jan 11, 2012	Memorandum (12) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-20

51	Feb 6, 2012	Memorandum (13) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-21

52	Feb 22, 2012	Memorandum (14) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-22

53	Mar 2, 2012	February 2012 Memorandum to Supplementary Agreement (4) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-1

54	Mar 19, 2012	Memorandum (15) to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-23

55	Mar 22, 2012	Supplementary Agreement (15) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-3

56	Mar 22, 2012	Supplementary Agreement (16) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-2

57	Mar 26, 2012	Memorandum (1) to Supplementary Agreement (15) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-3-1

58	Mar 28, 2012	March 2012 Memorandum to Supplementary Agreement (16) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-4

59	Apr 28, 2012	April 2012 Memorandum to Supplementary Agreement (16) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-5

60	Apr 30, 2012	Memorandum (2) to Supplementary Agreement (15) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-3-2

61	May 14, 2012	Memorandum (3) to Supplementary Agreement (15) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-3-3

62	May 28, 2012	May 2012 Memorandum to Supplementary Agreement (16) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-6

63	Jun 1, 2012	Memorandum (4) to Supplementary Agreement (15) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-3-4

64	Jun 7, 2012	April and May 2012 Memorandum Supplementary Agreement to Supplementary Agreement (16) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-7

65	Jun 11, 2012	Memorandum (5) to Supplementary Agreement (15) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-3-5

66	Jul 1, 2012	Silicon Material Memorandum on Modification of Polysillicon Specifications in the Order of May 2012	TCZ-A1130-0803-CGC-120-2012-6-A

67	Jul 1, 2012	June 2012 Memorandum to Supplementary Agreement (16) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-8

68	Jul 9, 2012	Memorandum (6) to Supplementary Agreement (15) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-3-6

69	Aug 10, 2012	Memorandum (7) to Supplementary Agreement (15) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-3-7

70	Aug 16, 2012	July 2012 Memorandum to Supplementary Agreement (16) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-9

71	Aug 16, 2012	August 2012 Memorandum to Supplementary Agreement (16) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-9-A

72	Aug 28, 2012	Memorandum (8) to Supplementary Agreement (15) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-3-8

73	Oct 26, 2012	Supplementary Agreement (18) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-10

74	Oct 26, 2012	Supplementary Agreement (17) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-3-9

75	Oct 29, 2012	Agreement on Creditor’s Right Transfer and Set-off	TCZ-A1130-0803-CGC-120-2012-3-9-A

76	Oct 31, 2012	November 2012 Memorandum to Supplementary Agreement (16) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2012-11

77	Jan 31, 2013	[February 2014] Memorandum to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2014-W1

78	Feb 28, 2013	[March 2014] Memorandum to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2014-W2

79	Mar 8, 2013	Supplementary Agreement (19) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2013-W3

80	Mar 8, 2013	Supplementary Agreement (20) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2013-S1

81	Mar 26, 2013	Memorandum (1) to Supplementary Agreement (19) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2013-W3

82	Apr 24, 2013	Memorandum (2) to Supplementary Agreement (19) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2013-W4

83	May 29, 2013	Memorandum (3) to Supplementary Agreement (19) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2013-W5

84	Jun 29, 2013	Memorandum (4) to Supplementary Agreement (19) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2013-W6

85	Jul 29, 2013	Memorandum (5) to Supplementary Agreement (19) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2013-W7

86	Aug 29, 2013	Memorandum (6) to Supplementary Agreement (19) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2013-W8

87	Sep 25, 2013	Memorandum (7) to Supplementary Agreement (20) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2013-W9

88	Oct 28, 2013	Memorandum (8) to Supplementary Agreement (19) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2013-W11

89	Nov 21, 2013	Memorandum (9) to Supplementary Agreement (19) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2013-W12

90	Dec 30, 2013	Memorandum [January 2014] to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2014-W1

91	Jan 24, 2014	Memorandum [February 2014] to Supplementary Agreement (10) to Polysilicon Supply Agreement	TCZ-A1130-0803-CGC-120-2014-W2